Filed by German American Bancorp, Inc. pursuant to Rule 425 Under the Securities Act of 1933 Subject Company: First Security, Inc. Commission Securities Exchange Act File No: 001-15877 Symbol: GABC June 11, 2018 FIG Partners LLC

Presented By Mark A. Schroeder, Chairman and CEO (812) 482-0701 mark.schroeder@germanamerican.com Bradley M. Rust, Executive VP and CFO (812) 482-0718 brad.rust@germanamerican.com 2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS When used in this presentation and our oral statements, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation, and we do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur in the future. By their nature, these statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results and performance to vary materially from those expressed or implied by any forward-looking statement include those that are discussed in Item 1, “Business – Forward Looking Statements and Associated Risk,” and Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2017 as updated and supplemented by our other SEC reports filed from time to time. 3

Who We Are Southern Indiana Community- focused Financial Services Organization • Banking, Insurance, Investments & Trust • $3.1 Billion Total Banking Assets • $1.3 Billion Investment and Trust Assets Under Management • $60 Million Annual Insurance Premiums • 600+ FTEs • 58 Banking Offices 4

Diversified Economic Base

Regional Education & Health Care
Life Sciences & Technology
Agriculture, Manufacturing & Logistics



MAJOR EMPLOYERS:

Education
- Indiana University
- University of Southern Indiana
- Vincennes University
- Greater Clark County School Corp
- Evansville Vanderburgh County School Corp
- Monroe County School Corporation
- New Albany – Floyd County School Corp

Health Care
- Indiana University Health
- Columbus Regional Hospital
- Clark Memorial Hospital
- Deaconess Hospital
- Baptist Health Floyd Hospital
- Good Samaritan Hospital
- King's Daughters' Hospital
- Memorial Hospital
- St Vincent's Medical Center

Manufacturing & Logistics
- Aisin U.S.A. MFG, Inc.
- ALCOA Warrick Operations
- Amazon Fulfillment Service
- American Commercial Lines/Jeffboat
- Berry Plastics
- Cummins, Inc. (Cummins Diesel)
- Grote Industries Inc
- Jasper Engines & Transmissions
- Kimball International, Inc.
- Koch Enterprises, Inc.
- MasterBrand Cabinets, Inc.
- NTN Driveshaft Inc
- OFS Brands (Office-Furniture Systems)
- Toyota Motor Mfg – Indiana

Life Sciences & Technology
- Baxter BioPharma Solutions
- Crane Naval Surface Weapons Center
- Cook Group, Inc.
- Mead Johnson Nutrition

Energy
- Duke Energy
- Vectren

German American
Banking | Insurance | Investments

5

Indiana 6

Kentucky 7

Capitalize upon Market Strength & Growth Indiana Small MSA Market Expansion Total Market GABC Deposit Market Share # of Market Deposits Market Share*** Position Branches Heritage Markets* $ 4,992,622 32% #1 31 Evansville/Newburgh $ 4,198,662 13% #3 7 Bloomington $ 2,399,939 8% #4 3 Columbus $ 1,204,599 11% #3 5 Louisville MSA (Indiana Portion)** $ 3,048,433 3% #11 5 Total Indiana Growth $ 10,851,633 Markets * Includes the Indiana counties of Daviess, Dubois, Gibson, Jefferson, Knox, Lawrence, Martin, Perry, Pike & Spencer ** Includes the Indiana counties of Clark & Floyd *** Source: FDIC 06/30/17 Statistics. Includes the market share of MainSource Bank (completed branch purchase) in Columbus and of First Security Bank (merger pending) in Evansville/Newburgh. 8

Capitalize upon Market Strength & Growth Kentucky Small MSA Market Expansion Total Market GABC Deposit Market Share # of Market Deposits Market Share* Position* Branches* Owensboro $ 2,674,220 7% #5 2 Bowling Green $ 2,336,068 4% #9 3 Lexington $ 7,011,274 .4% #19 2 Total Kentucky $ 12,021,562 Growth Markets * German American deposits adjusted to include First Security Bank (merger pending) deposit market share, market share position, and branches 9

Capitalize upon Market Strength & Growth *Heritage Markets 2017 2007** 2017 # of (millions) Deposits Share Deposits Share Increase Offices 1 German American $ 1,612 32.3% $ 1,129 26.0% 42.8% 31 2 Old National Bank $ 1,063 21.3% $ 1,354 31.2% - 21.5% 16 3 Fifth Third Bank $ 456 9.1% $ 452 10.4% 0.9% 9 Market Total $ 4,993 $ 4,340 15.0% * Heritage Markets include the Indiana counties of Daviess, Dubois, Gibson, Jefferson, Knox, Lawrence, Martin, Perry, Pike & Spencer ** 2007 Deposits adjusted to include branches subsequently acquired by surviving banks Source: FDIC 06/30/17 Statistics 10

Capitalize upon Market Strength & Growth Evansville/Newburgh Markets 2017* 2007** 2017 # of (millions) Deposits Share Deposits Share Increase Offices 1 Old National Bank $ 1,690 40.3% $ 2,228 53.8% -24.1% 14 2 Fifth Third Bank $ 1,208 28.8% $ 1,184 28.6% 2.0% 12 3 German American $ 535 12.7% $ 271 6.5% 97.4% 7 Market Total $ 4,199 $ 4,140 1.4% * 2017 German American deposits adjusted to include First Security Bank deposit data (merger pending) ** 2007 Deposits adjusted to include branches subsequently acquired by surviving banks Source: FDIC 06/30/17 Statistics 11

History of Superior Financial Performance Eight Years of Consecutive Record Earnings Performance Double-Digit Return on Equity for Past 13 Consecutive Fiscal Years Bank Director Magazine - Bank Performance Scorecard Top 10 National Ranking for Past 3 Years ($1 - $5 billion Publicly-traded Companies) # 10 Ranking in 2017 # 2 Ranking in 2016 # 4 Ranking in 2015 Bank Director Magazine - Top 10 Exchange Traded Banks for 10-Year Total Return # 7 Total Return of 400 (6/30/07 – 6/30/17) 12

Financial Trends 13

Total Assets Annualized Return on Assets $3,500 $3,144 $3,125 $2,956 $3,000 $2,500 $2,374 $2,164 $2,237 $2,000 $1,500 1.51% 1.33% 1.35% 1.25% 1.31% 1.24% $1,000 $500 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 03/31/18 (Dollars in Millions) 14

Total Loans, Net of Unearned Income Commercial & Agricultural Loans as % of Total Loans $2,500 $2,250 $2,142 $2,151 $1,990 $2,000 $1,750 $1,564 $1,448 $1,500 $1,382 $1,250 $1,000 $750 81% 81% 82% 81% 81% 82% $500 $250 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 03/31/18 (Dollars in Millions) 15

Loan Portfolio Composition As of March 31, 2018 Total Loans $2,150.5 million Residential Mortgage Loans, $ 180.1 million, 8% Construction & Development Loans, $ 122.6 million, 6% Home Equity Loans, $152.0 million, 7% Agricultural Loans, $ 328.5 million, 15% Consumer Loans, $ 44.0 million, 2% Multi-Family Residential Properties, $ 123.0 million, 6% Commercial & Industrial Loans, $ 474.5 million, 22% Commercial Real Estate Non-Owner Occupied, $ 544.7 million, 25% Commercial Real Estate Owner Occupied, $ 181.1 million, 9% 16

Non-Performing Assets to Total Assets 2.50% 2.00% 1.45% 1.50% 1.04% 1.00% 0.84% 0.76% 0.48% 0.50% 0.44% 0.29% 0.34% 0.38% 0.15% 0.14% 0.00% 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 03/31/18 GABC Peer Group 17

Total Deposits Non-Maturity Deposit Accounts as % of Total Deposits $3,000 $2,484 $2,467 $2,500 $2,350 $2,000 $1,812 $1,780 $1,826 $1,500 83% 84% 84% 84% 81% 81% $1,000 $500 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 03/31/18 (Dollars in Millions) 18

Total Deposit Composition as of March 31, 2018 Total Deposits $2,467.1 million Non-Interest Bearing Demand, $599.4 million, 24% Interest Bearing Demand, Savings & Money Market, $1,465.1 million, 60% Cost of Funds 2013 0.37% 2014 0.30% 2015 0.28% Time Deposits, $402.6 million, 16% 2016 0.32% 2017 0.40% Q1 2018 0.49% 19

Total Shareholders’ Equity Annualized Return on Equity $400 $365 $364 $350 $330 $300 $252 $250 $229 $200 $200 $150 13.40% 13.21% 13.00% 12.47% 10.94% 11.59% $100 $50 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 03/31/18 (Dollars in Millions) 20

Net Interest Income Net Interest Margin (Tax-Equivalent) $120,000 $105,057 $99,470 $100,000 $79,072 $80,000 $76,991 $70,319 $60,000 3.76% 3.75% 3.76% 3.70% 3.67% $40,000 $25,993 $26,261 $20,000 3.86% 3.66% $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 Q1 '17 Q1 '18 (Dollars in Thousands) 21

Non-Interest Income Non-Interest Income as % of Total Revenue $35,000 $32,013 $31,854 $30,000 $27,444 $25,000 $23,615 $23,937 $20,000 26% $15,000 25% 24% 24% 23% $9,492 $10,000 $8,188 27% 24% $5,000 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 Q1 '17 Q1 '18 (Dollars in Thousands) 22

Non-Interest Expense Efficiency Ratio $90,000 $80,000 $76,587 $77,803 $70,000 $61,326 $57,713 $60,000 $54,905 $50,000 $40,000 58.5% 58.3% 57.6% $30,000 57.2% 56.8% $19,036 $20,445 $20,000 57.2% $10,000 55.7% $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 Q1 '17 Q1 '18 (Dollars in Thousands) 23

Net Income & Earnings Per Share Earnings Per Share $45,000 $40,676 $40,000 $35,184 $35,000 $30,064 $30,000 $28,344 $25,413 $25,000 $20,000 $1.77 $1.57 $15,000 $1.43 $1.51 $1.32 $11,813 $9,556 $10,000 $0.51 $5,000 $0.42 $- 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 Q1 '17 Q1 '18 (Dollars in Thousands, Except Per Share Amounts) *Earnings Per Share adjusted for 3-for-2 stock split completed in 2017 24

Why Invest in GABC? 25

Why Invest in GABC? * GABC Earnings Per Share Growth $1.77 $1.51 $1.57 $1.43 $1.27 $1.32 $1.07 $0.81 $0.77 $0.73 As of 12/31 for years shown 26 *Earnings Per Share adjusted for 3-for-2 stock split completed in 2017

Why Invest in GABC? GABC Tangible Book Value Per Share Growth * $13.45 $11.94 $11.57 $10.40 $8.92 $8.62 $7.64 As of 12/31 for years shown 27 *Tangible Book Value Per Share adjusted for 3-for-2 stock split completed in 2017

Why Invest in GABC? * GABC Stock Price Appreciation $35.07 $35.33 $22.21 $20.35 $18.95 $14.48 $12.13 As of 12/31 for years shown 28 *Stock Price adjusted for 3-for-2 stock split completed in 2017

Why Invest in GABC? • Proven Executive Management Team • Track Record of Consistent Top Quartile Financial Performance • Experienced in Operating Plan Execution and M & A Transitions • Potential Growth within New Market Areas – Small MSA Focus • Existing Platform for Operating Efficiency • Infrastructure in Place for Perpetuating Ongoing EPS Growth • Consistent Strong Dividend Yield and Dividend Pay-out Capacity 29